Exhibit 10.03


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT, made as of the 4th day of March, 1997, by and between HYPERION TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company"), and DANIEL R. MILLIARD ("Employee"),

                                   WITNESSETH:

                  WHEREAS, the Company desires to continue to procure the services of Employee as President and Chief Operating Officer of the Company, and Employee is willing to continue to be employed as President of the Company, upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, Employee possesses valuable knowledge and skills that will contribute and have contributed to the successful operation of the Company's business;

                  NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                    ARTICLE I
                                   EMPLOYMENT

                  1.01 Position. Employee is hereby offered continued employment as the President and Chief Operating Officer of the Company and in such capacity shall use his best energies and abilities in the performance of his duties hereunder and as proscribed in the By-laws of the Company and in the performance of such other duties as may be assigned to him from time to time by the Board of Directors of the Company. Prior to a "Change in Control", the Company agrees that there shall be no change in Employee's title set forth above and Employee shall not be required to relocate from Coudersport, Pennsylvania.

                  1.02 Term. Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence as of the date hereof and shall continue until March 31, 2001 (the "Initial Term"), unless extended in accordance with the following sentence. Employee's employment hereunder shall automatically be extended on each March 31st commencing March 31, 2001, for an additional one (1) year term to and including the next succeeding March 31 unless the Company shall have given Employee written notice on or before September 30th next preceding any such March 31 that the term of Employee's employment hereunder will not be so extended. If Employee's employment hereunder is not extended beyond the Initial Term, the Company will be obligated to pay Employee an amount equal to the monthly Base Salary (as hereinafter defined) in effect at the time of termination of this Agreement (the "Monthly Amount") for a period of months equal to the number of years Employee was an employee of the Company or Adelphia Communications Corporation. The Monthly Amount shall be paid on the first day of each month over said period of months.

                  1.03 Base Salary. During the term of Employee's employment hereunder, compensation shall be paid to Employee at the rate of not less than two hundred and thirty thousand dollars ($230,000) per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policies, with such cost of living and other salary adjustments as the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may from time to time determine. The Base Salary shall be reviewed by the Compensation Committee from time to time and the Base Salary shall be increased to be comparable to the base salary of executives in comparable positions in other comparable competitive local exchange carriers taking into account relative benefit and stock compensation packages. The Company shall also reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the lawful and ordinary course of the Company's business and properly reported to the Company in accordance with its accounting procedures. The Employee acknowledges that, at all times during the term of this Agreement, the Compensation Committee may be controlled by John J. Rigas and members of his family (collectively, the "Rigas Family").

                  Employee shall also be paid a one-time cash bonus equal to the difference between (i) the amount of salary that would have been paid to Employee had Employee been compensated at the rate of the Base Salary set forth above from January 1, 1996 until the date hereof and (ii) the amount of salary actually paid to Employee during the same period.

                  1.04 Additional Incentive Compensation. The Employee shall also have the opportunity to receive an annual aggregate bonus in the amount of up to fifty percent (50%) of the Base Salary (the "Cash Bonus"). The payment of the Cash Bonus will be dependent upon the satisfaction of certain benchmarks to be determined for each fiscal year by the Compensation Committee. The benchmarks shall relate to the goals of the Company's business plan. The benchmarks pursuant to which the Cash Bonus shall be determined for the fiscal year ended March 31, 1997 are set forth in Schedule I attached hereto. Each fiscal year, the Compensation Committee shall prepare a new Schedule I, a copy of which shall be delivered to the Employee on or before June 30th of each year.

                  1.05 Stock Bonus. The Company hereby grants to Employee a one-time stock bonus of one hundred four thousand (104,000) shares (the "Bonus Shares") of the Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"). In addition to the restrictions on transfer imposed on the Bonus Shares by the federal and state securities laws, the Employee agrees that the Bonus Shares cannot be transferred until the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for trading on an exchange or on the Nasdaq Stock Market or is included in Nasdaq's automated quotation system.


                  1.06     Stock Option Grants.

                           (a) Annual Grants. On the first day of each of the
fiscal years beginning on April 1, 1997 through April 1, 2000, inclusive, the Company shall grant to Employee an option to purchase twenty-five thousand (25,000) shares of Common Stock (each such optionreferred to individually as an "Annual Option" and collectively referred to as "Annual Options").

                           (b)  Additional Grants.  The Employee shall also have
the opportunity to receive, annually for the fiscal year ending March 31, 1997 and for each of the next four (4) fiscal years (fiscal years ending March 31, 1998 through March 31, 2001, inclusive), additional stock options for an additional 25,000 shares of Common Stock per fiscal year (the "Additional Options"). The grant of the Additional Options shall be subject to the satisfaction of certain benchmarks to be determined for each fiscal year by the Compensation Committee. The parties agree that no Additional Options will be granted in any given fiscal year until the benchmarks have been met for the grant of options for twenty-five thousand (25,000) shares of Common Stock. For example, if in a given fiscal year Employee has earned, pursuant to the applicable benchmarks, options for thirty thousand (30,000) shares of Common Stock, that shall result in the issuance to Employee of Additional Options for five thousand (5,000) shares of Common Stock. If in a given fiscal year, however, Employee has earned, pursuant to the applicable benchmarks, options for only twenty thousand (20,000) shares of Common Stock, that shall result in the issuance to Employee of no Additional Options. If in a given fiscal year Employee has earned, pursuant to the applicable benchmarks, options for sixty thousand (60,000) shares of Common Stock, that shall result in the issuance to Employee of Additional Options for twenty-five thousand (25,000) shares of Common Stock since the aggregate amount of options required to be issued by the Company in any given fiscal year pursuant to this provision is for twenty-five thousand (25,000) shares of Common Stock, excluding the Initial Option and the Annual Option. Any Additional Options earned by the Employee shall be granted as of the date that the applicable benchmark had been met.

                  The benchmarks pursuant to which the Additional Options shall be earned shall relate to the goals of the Company's business plan. The benchmarks pursuant to which the grant of the Additional Options shall be determined for the fiscal year ended March 31, 1997 are set forth in Schedule II attached hereto. Each fiscal year, the Compensation Committee shall prepare a new Schedule II, a copy of which shall be delivered to the Employee on or before June 30th of each year.

                           (c)  Similar Terms of Option Grants.  Each Annual
Option and any Additional Options granted to Employee pursuant to this Section
1.06 (i) shall be granted at Fair Market Value (as defined herein) on the date of grant; (ii) shall be immediately exercisable in full; (iii) shall have a maximum term of ten (10) years from the date of grant,; (iv) shall not be transferable except by will, pursuant to the laws of descent and distribution or, if in compliance with Rule 16b-3 (or any successor rule), pursuant to a domestic relations order; (v) shall be subject to adjustment in the event of any stock dividend, stock split, recapitalization or other similar change in the nature or character of the Common Stock; and (vi) shall be issued pursuant to and subject to the other general terms and conditions of the Company's 1996 Long-Term Incentive Compensation Plan (the "Plan"). After the completion of the Company's initial public offering of the Common Stock, the Company agrees to use commercially reasonable efforts in light of current Company circumstances to file and obtain and maintain effectiveness of a registration statement on Form S-8 or similar form covering the Common Stock to be issued to Employee pursuant to the Plan.

                  Fair Market Value, as to any date, shall be defined in the Plan to mean (i) the closing sale price of the Common Stock on the day before the date in question (or if no sales were reported on such day, on the next preceding day on which sales were reported) if the Common Stock is listed for trading on a national securities exchange, the Nasdaq National Market or other last reported sale system; (ii) if last reported sales information is not available for the Common Stock, the closing bid price on the day before the date in question; or (iii) if the Common Stock is not listed for trading or quoted in a quotations system, a price determined by the Plan Administrator (as defined in the Plan).

                           (d)  Stock Grants in Lieu of Options.  If the Company
would be obligated to grant any Annual Options or Additional Options at a time when the Company has not completed its initial public offering of the Common Stock, the Company shall grant and issue to Employee that number of shares of Common Stock equal to 72% of the number of shares of Common Stock that would have been covered by the grant of the Annual Option or the Additional Option. The grant and issuance of such shares of Common Stock shall be in lieu of the grant of the Applicable Annual Option or Additional Option and shall satisfy the obligation of the Company to grant said Annual Option or Additional Option.

                  1.07 Employee Benefits. At all times during the term of Employee's employment hereunder, the Company: (a) shall provide to Employee such fringe benefits as are made available to management level employees of the Company in comparable positions and such other benefits as the Compensation Committee or the Board of Directors may from time to time, in their discretion, make to Employee; (b) shall pay all of the Employee's dues, assessments and expenses incurred on behalf of the Company at luncheon, country or social clubs which the parties determine to be reasonable and necessary for the purpose of promoting and maintaining the business of the Company; (c) shall provide the Employee with full use of an automobile owned or leased by the Company for use in carrying out his duties for both the Company and for use in such additional personal business as the Employee may deem appropriate, and shall provide adequate insurance for the automobile and occupants and to pay all maintenance and operating costs appropriate or necessary to maintain such automobile in prime operation condition; (d) will pay $4,500 per year to the Employee to enable the Employee to maintain a life insurance policy or policies on his life while he is in the employ of the Company and the Employee shall own and have the right to designate the beneficiary of such policy or policies and to assign its incidents of ownership, and the payments described in this Section 1.07(d) shall be in addition to any payments the Company shall pay with respect to life insurance on the Employee's life which may be maintained by the Company pursuant to any other employee benefit plan maintained by the Company; (e) shall be covered by such major medical or health benefit plans and pensions as are available generally to employees of the Company; and (f) will pay up to $10,000 per year to enable Employee to maintain a long-term disability policy while he is in the employ of the Company, such policy to be reasonably acceptable to the Company. The parties agree that the options and bonuses provided above shall be in lieu of and Employee shall be ineligible to participate in any other stock option, stock bonus or profit sharing or similar plans of the Company other than qualified retirement plans.


                  1.08 Execution Bonus. Upon execution of this Agreement, the Company shall pay to Employee a one-time bonus of seventy-five thousand dollars ($75,000). Seventy percent (70%) of such bonus shall be used by Employee to repay outstanding indebtedness of Employee to Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), pursuant to the Adelphia Loans (as defined in Article VI).


                  1.09 Director Position. Adelphia agrees that it will vote all shares of the Company over which it exercises voting control to elect Employee a director of the Company.


                                   ARTICLE II
                                   TERMINATION

                  2.01 Disability. If during the term of Employee's employment hereunder, Employee shall become "permanently and totally disabled" as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date hereof, then the Company may, on not less than forty-five (45) days' written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any accrued but unpaid salary under Section 1.03 hereof, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this
Section 2.01.

                  2.02 Death. If Employee dies during the term of his employment hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder, other than any obligations with respect to the payment of any accrued but unpaid amounts under Section 1.03 hereof, shall terminate.

                  2.03 Company Termination for Cause. The Company may at any time terminate the Employee's employment hereunder for Cause (as defined herein). In such event, the Company shall give the Employee prompt written notice specifying in reasonable detail the conduct which provides the basis for a termination of Employee for Cause. Within ten (10) business days of the Employee's receipt of such letter, the Employee shall be provided an opportunity, together with his counsel, to present and discuss the matter of the Employee's termination with the Board of Directors. Following such meeting, the Board of Directors may, by the affirmative vote of a majority of the members of the full Board of Directors (not including the Employee), terminate the Employee's employment for Cause.

                  "Cause" shall mean any of the following by the Employee:

                           (a)  the willful and material breach of this
Agreement by Employee, which breach shall not have been cured by Employee within thirty (30) days after the Employee's receipt from the Company of written notice specifying in reasonable detail the nature of Employee's breach;

                           (b)  the conviction of Employee for a crime of moral
turpitude or a felony which is materially injurious to the reputation or business of the Company; and

                           (c)  any willful act or acts by Employee which is
materially and demonstrably injurious to the Company (excluding any act ratified or approved by the Board of Directors of the Company and further excluding any act taken by Employee in good faith with a reasonable belief that such act was in the best interests of the Company).

                  The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this
Section 2.03.

                  2.04 Termination Upon Change-in-Control. In the event of a "Change-in-Control" (as hereinafter defined) of the Company during the Initial Term, and in the event that the Buyer (as hereinafter defined) of the Company does not then assume the obligations to Employee hereunder (whether such assumption of this Agreement is by express assumption of this Agreement or by entering into a new Agreement with the Employee that expressly terminates the obligations to Employee under this Agreement), then Adelphia shall, at its option, either (i) assume the obligations to Employee hereunder or (ii) cause the Company to pay to Employee, upon such "Change-in-Control", the Base Salary and the Annual Options provided for under this Agreement during the remainder of the Initial Term and this Agreement shall then terminate. For purposes of this Agreement, a "Change-in-Control" of a person shall mean the sale of all or substantially all of the assets of the person to, or the acquisition of a majority of the outstanding equity and voting power of each class of outstanding stock of such person by, any other person or group of associated persons, other than in each such case any person or group of persons who is, before any such transaction, an affiliate (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Rigas Family (the "Buyer").

                  2.05 Termination Without Cause. If the Company terminates this Agreement without cause the Company shall pay to Employee the Base Salary and the Annual Options provided for under this Agreement during the remainder of the Initial Term and this Agreement shall then terminate. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.05.

                  2.06 Employee Termination. Employee agrees to give the Company sixty (60) days prior written notice of the termination of his employment with the Company. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.06.


                                   ARTICLE III
                           EMPLOYEE'S ACKNOWLEDGMENTS

                  Employee recognizes and acknowledges that: (a) in the course of Employee's employment by the Company it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company's business plan, sales, sales volume, sales methods, sales proposals, customers and prospective customers, prospective customers, identity of key purchasing personnel in the employ of customers and identity of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's contracts, identity of the Company's partners and joint venturers and prospective partners and joint venturers, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company;
(c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

                  Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from hiring or attempting to hire any employee of the Company, (c) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose, and (d) from competing against the Company for a reasonable period following the termination of Employee's employment with the Company.

                  Employee further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. ss. 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire," the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Employee by-line credit on such materials as the Company may deem appropriate.


                                   ARTICLE IV
                       EMPLOYEE'S COVENANTS AND AGREEMENTS

                  4.01 Non-Disclosure of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for Cause or without Cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

                  4.02 Disclosure of Works and Inventions/Assignment of Patents. Employee shall disclose promptly to the Company or its nominee any and all works, inventions, discoveries and improvements authorized, conceived or made by Employee during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters, Patents, or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

                  4.03 Duties. Employee agrees to be a loyal employee of the Company. Employee agrees to devote his best efforts to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

                  4.04 Return of Materials. Upon the termination of Employee's employment with the Company for any reason, including without limitation termination by the Company for Cause or without Cause, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

                  4.05 Restrictions on Competition. Employee covenants and agrees that during the period of Employee's employment hereunder and following the termination of Employee's employment, including without limitation termination by the Company for Cause or without Cause, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder (other than as a less than 5% shareholder in a company with a class of equity securities registered under the Exchange Act and listed for trading on an exchange or with the Nasdaq Stock Market), or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business in the Restricted Area during the Restricted Period.

                  For purposes of this Agreement, the term "Competing Business" shall mean: any person, corporation or other entity engaged in the business of
(a) providing telecommunications alternate access network systems ("networks") or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last three (3) years prior to termination of Employee's employment hereunder.

                  For purposes of this Agreement, the term "Restricted Area during the Restricted Period" shall mean: (a) for Company networks in operation prior to Employee's termination, the area served by the network and a fifty (50) mile area therefrom until such network has been operating for at least three years; and (b) for Company networks under consideration at the time of Employee's termination, the area proposed to be served by the network and a fifty (50) mile area therefrom until such network has been operating for three
(3) years.

                  4.06 Non-Solicitation of Customers and Suppliers. Employee agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company for any business purpose other than for the benefit of the Company. Employee further agrees that for three (3) years following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any customers or prospective customers of the Company.

                  4.07 Non-Solicitation of Employees. Employee agrees that, during his employment with the Company and for three (3) years following termination of Employee's employment with the Company, including without limitation termination by the Company for cause or without cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

                  4.08 Work Made for Hire. Employee agrees that in the event of publication by Employee of written or graphic materials the Company will retain and own all rights in said materials, including right of copyright.

                                    ARTICLE V
                    EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  5.01 No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Employee further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

                  5.02 Employee's Abilities. Employee represents that his experience and capabilities are such that the provisions of Article IV will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Employee were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.

                  5.03 Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                  5.04 Securities. In connection with the offer and sale by the Company to Employee of the Bonus Shares, Annual Options, Additional Options and the shares of Common Stock issuable upon exercise of each of such options, except for Common Stock issued upon exercise of such options pursuant to an effective registration (collectively, the "Restricted Securities"), the Employee represents and warrants to the Company as follows:

                           (a)  Employee acknowledges that all documents,
records and books pertaining to the Company are available for inspection by him and his advisor(s).

                           (b)  Employee, by reason of his business or financial
experience, can be reasonably assumed to have the capacity to protect his interests in connection with the investment in the Restricted Securities pursuant to this Agreement.

                           (c)  Employee is able to bear the substantial
economic risks of an investment in the Restricted Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

                           (d)  Employee has such knowledge and experience in
financial, tax and business matters so as to enable him to evaluate the merits and risks of an investment in the Restricted Securities and to make an informed investment decision with respect thereto.

                           (e)  Employee acknowledges that the issuance of the
Restricted Securities by the Company to Employee has not been registered under the Securities Act or any state securities law. Employee will not sell or otherwise transfer the Restricted Securities without registration under the Securities Act or applicable state securities laws or an exemption therefrom; Employee represents that he is purchasing the Restricted Securities for his own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act; and Employee has not offered or sold any portion of the Restricted Securities being acquired nor does such Purchaser have any present intention of dividing such Restricted Securities with others or of selling, distributing or otherwise disposing of any portion of such Restricted Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

                           (f)  Employee acknowledges that each certificate
representing the shares of Common Stock that are Restricted Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

                                   ARTICLE VI
                                 ADELPHIA LOANS

                  Reference is hereby made to that Revolving Term Note dated June 30, 1989 from Employee to Adelphia in the aggregate principal amount of two hundred five thousand dollars ($205,000), together with other unpaid principal and any unpaid interest to date (the "Adelphia Loans"). Employee shall apply fifty percent (50%) of any Cash Bonus received to repay the Adelphia Loans. Any outstanding Adelphia Loans shall be due and payable on the second anniversary of the termination of this Agreement or assumption of this Agreement by a Buyer.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

                  7.02 Tolling Period. The non-competition, non-disclosure and non-solicitation obligations contained in Article IV hereof shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Article IV.

                  7.03 Employer Violation Not a Defense. In an action by the Company to enforce this Agreement, any claims asserted by Employee against the Company shall not constitute a defense to the Company's action.

                  7.04 Entire Agreement; Termination of Employment Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them. That Employment Agreement dated as of July 1, 1986 by and between Adelphia and Employee is hereby terminated without further obligation thereunder on the part of either party.

                  7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict or choice of law provisions.

                  7.06 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement shall be settled by arbitration conducted in Pittsburgh, Pennsylvania under the auspices of, and in accordance with the rules of, the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. The parties retain the right to seek and obtain interim relief pending receipt of an award in accordance with this Section 7.06, or temporary restraining orders or other emergency temporary or preliminary equitable injunctive relief to preserve the status quo by enjoining or restraining a party hereto pending final and binding arbitration hereunder and the parties hereto acknowledge and agree to the right to seek such relief.

                  7.07 Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

                  7.08 Notices. All notices or other communications required or permitted hereunder will be in writing and will be deemed given or delivered when delivered personally, by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) addressed as follows:

To Company or Adelphia:                        Main at Water Streets
                                               Coudersport, Pennsylvania  16915


To Employee:                                   Port Allegheny Road
                                               Coudersport, Pennsylvania  16915


or to such address as such party may indicate by a notice delivered to the other party. Notice will be deemed received the same day (when delivered personally), 5 days after mailing (when sent by registered or certified mail), or the next business day (when sent by facsimile or delivered by overnight courier). Either party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

                  7.09 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

                  EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.


WITNESS:


                                  By:/s/ Daniel R. Milliard
--------------------              -----------------------------------
                                  Daniel R. Milliard



WITNESS:                          HYPERION
                                  TELECOMMUNICATIONS, INC.



                                  By:/s/ James P. Rigas
--------------------              -----------------------------------
                                  Authorized Officer



WITNESS:                          ADELPHIA COMMUNICATIONS
                                  CORPORATION (as to
                                  Sections 1.09 and 2.04 and Articles VI
                                  and VII only)



                                  By: /s/ James P. Rigas
--------------------              -----------------------------------
                                  Authorized Officer

                                   SCHEDULE I

                                       TO
                              EMPLOYMENT AGREEMENT
                                      WITH
                               DANIEL R. MILLIARD


                              Cash Bonus Benchmarks


                  Cash bonuses (not to exceed $115,000) shall be paid to Employee during the fiscal year ended March 31, 1997 as follows:

                  1. $15,000 if Company revenues are at least 90% of budget; and

                  2. An additional $15,000 if Company revenues are at least 100%
                      of budget; and

                  3. An additional two cents ($.02) per pop covered by new
                      operating networks as to which contracts were executed during the fiscal year ended March 31, 1997 that will result in the addition of such new operating networks in which the Company is the manager; and

                  4. An additional $30,000 for consummation of the initial
                      public offering of the equity of the Company.

                                   SCHEDULE II

                                       TO
                              EMPLOYMENT AGREEMENT
                                      WITH
                               DANIEL R. MILLIARD


                          Additional Options Benchmarks


         Stock options for an aggregate of not more than 50,000 shares, including options for 25,000 of the shares covered by the Initial Option, shall be awarded to Employee during the fiscal year ended March 31, 1997 in the same proportion as the ratio of the Cash Bonus actually earned in fiscal 1997 to $115,000 (not to exceed 100%). For example, in the event that Employee earns a Cash Bonus of $115,000 in fiscal 1997, then Employee shall receive Additional Options for 25,000 shares of Common Stock ($115,000/$115,000 =100% times 50,000 minus 25,000 = 25,000). In the event that Employee earns a Cash Bonus of $57,500 in fiscal 1997, then Employee shall receive no Additional Options ($57,500/$115,000 = 50% times 50,000 minus 25,000 = 0).